Exhibit 5.1

June 30, 2022

AgEagle Aerial Systems Inc.

8833 East 34th Street North

Wichita, Kansas 67226

Re:	AgEagle Aerial Systems Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), in connection with the registration and issuance by the Company of: (a) 10,000 shares of Series F 5% Convertible Preferred Stock (the “Preferred Shares”) convertible into 16,129,032 shares (the “Conversation Shares”) of the Company’s Common Stock, $0.001 par value per share (“Common Stock”) and (b) 16,129,032 Common Stock Purchase Warrants (the “Warrants”) to purchase an equal number shares of Common Stock (the “Underlying Shares”) at an exercise price of $0.96 per share.

The Securities are being issued by the Company pursuant to a Securities Purchase Agreement, dated as of June 26, 2022 (the “Purchase Agreement”) filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Current Report”), as well as an effective registration statement (the “Registration Statement”) on Form S-3 (File No. 333-252801), the statutory prospectus dated May 6, 2021, included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated June 26, 2022 (the “Prospectus Supplement”) to be filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

For purposes of these opinions, we have examined the Purchase Agreement, the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, certificates, forms of agreements, resolutions of the Board of Directors of the Company, and such other matters as relevant related to the issuance and the registration of the Shares under the Securities Act as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed:

(a)               the legal capacity of all natural persons executing the documents;

(b)               the genuineness of all signatures on the documents;

(c)               the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)               that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e)               the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

The opinions expressed below are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws of general application affecting the rights and remedies of creditors and to general principals of equity.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

(a)               the Shares have been duly authorized and when issued, delivered, and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid, and nonassessable;

(b)               the Warrants have been duly authorized and when issued, delivered, and paid for in accordance with the terms of the Purchase Agreement, will be validly issued and binding obligations of the Company to issue the Underlying Shares; and

(c)               the Underlying Shares have been duly authorized and reserved for issuance, and when issued, delivered, and paid for in accordance with the terms of the exercise of the Warrants, will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada, excluding securities laws of the State of Nevada (to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any securities laws related to the issuance and sale of the Shares, Warrants and Underlying Shares.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.